UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 10, 2006

Hana Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50782	32-0064979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Oyster Point Blvd., Ste. 215, South San Francisco, CA	94080
(Address of principal executive offices)	(Zip Code)

(650) 588-6404
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 10, 2006, Tyler M. Nielsen was appointed controller (principal accounting officer) of Hana Biosciences, Inc. (the “Company”). Prior to joining the Company, from September 2003 to February 2006, Mr. Nielsen was Senior Assurance Associate at Ernst & Young LLP, an international accounting firm with focus on publicly-traded companies. Pursuant to a written agreement with the Company, Mr. Nielsen is entitled to an annual base salary of $80,000 and is eligible for an annual bonus in an amount up to $15,000.

Item 8.01. Other Events.
On March 31, 2006, the Company issued a press release announcing that it had initiated a Phase II study of its product candidate Talotrexin in relapsed or refractory non-small cell lung cancer. The press release is attached to this Current Report as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits. The following exhibit is filed herewith.

Exhibit No.	Description
99.1	Press release dated March 31, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hana Biosciences, Inc.

Date: April 14, 2006	By:	/s/ John P. Iparraguirre
John P. Iparraguirre
Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated March 31, 2006.